Exhibit 5

                                April 20, 1995

F&M Bancorp
110 Thomas Johnson Drive
Frederick, Maryland 21702

Ladies and Gentlemen:

We have acted as counsel to F&M Bancorp, a Maryland corporation and bank holding company, in connection with the registration of 367,500 shares of its Common Stock, par value $5.00 per share (the "Shares"), pursuant to a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Act"). The Shares are to be issued to the stockholders of The Bank of Brunswick, a commercial bank organized under the laws of the State of Maryland ("Brunswick Bank"), in connection with the merger (the "Merger") of Brunswick Bank with and into Farmers and Mechanics National Bank, the wholly-owned subsidiary of F&M Bancorp. As counsel to F&M Bancorp, we have examined its Charter and By-Laws, minutes of the proceedings of its Board of Directors authorizing the Merger and the related issuance of the Shares, the Registration Statement, and such other documents as we have considered necessary. We have also examined a Certificate of its Secretary and Legal Officer dated the date of this letter (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

We are of the opinion and so advise you that, upon issuance and delivery of the Shares pursuant to the Merger upon its terms, as set forth in the Registration Statement, the Shares will have been duly and validly authorized and will be legally issued, fully-paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,

                                                   PIPER & MARBURY

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